EXHIBIT a(1)(vi)
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING CLASS A ORDINARY SHARES INCLUDING CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
WANDA SPORTS GROUP COMPANY LIMITED
AT
$1.70 PER CLASS A ORDINARY SHARE
AND
$2.55 PER AMERICAN DEPOSITARY SHARE
BY
WANDA SPORTS & MEDIA (HONG KONG) HOLDING CO. LIMITED
A WHOLLY OWNED SUBSIDIARY OF
WANDA CULTURE HOLDING CO., LTD
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021, UNLESS THE OFFER IS EXTENDED.

To Our Clients:
Enclosed for your consideration are an offer to purchase, dated December 23, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) corresponding to the offer by Wanda Sports & Media (Hong Kong) Holding Co. Limited, a limited liability company incorporated under the laws of Hong Kong (“Purchaser”), to purchase (the “Offer”) all of Class A Ordinary Shares of Wanda Sports Group Company Limited, a company incorporated  in Hong Kong SAR, People’s Republic of China (the “Company”), no par value (the “Class A Ordinary Shares”) including all Class A Ordinary Shares represented by American depositary shares (the “ADSs,” with every two ADSs representing three Class A Ordinary Shares), at a purchase price of $1.70 in cash per Class A Ordinary Share and $2.55 in cash per ADS (the “Offer Price”), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related ADS Letter of Transmittal.
All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.
Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.
ACTING UPON THE UNANIMOUS RECOMMENDATION OF AN INDEPENDENT BOARD COMMITTEE COMPRISED SOLELY OF INDEPENDENT AND DISINTERESTED DIRECTORS, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF ADSs ACCEPT THE OFFER AND TENDER THEIR ADSs TO PURCHASER PURSUANT TO THE OFFER.
We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related the ADS Letter of Transmittal.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021, UNLESS THE OFFER IS EXTENDED.
Your attention is directed to the following:
1.	The Offer commenced on December 23, 2020 and will expire at 5:00 p.m., New York City time, on January 29, 2021, unless extended.
2.	The Offer is subject to the satisfaction or waiver of the conditions described in Section 11 – “Conditions to the Offer” of the Offer to Purchase.
3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Information Agent and the Tender Agent) in connection with the solicitation of tenders of ADSs pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws, American Stock Transfer & Trust Company, LLC (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer.

5.
To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the Offer to Purchase as soon as possible and in any event before 5:00 p.m., New York City time, on the Initial Expiration Date, unless the Offer is extended.

a.          In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the Offer, the ADSs must be tendered by the holder’s securities intermediary before 5:00 p.m., New York City time, on the Initial Expiration Date. Further, before 5:00 p.m., New York City time, on the Initial Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company or (ii) an Agent’s Message (as described in the Offer to Purchase) before 5:00 p.m., New York City time, on the Initial Expiration Date.
b.          Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 5:00 p.m., New York City time, on the Initial Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the Offer to Purchase.
6.	Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the ADSs.
7.
The Board of Directors of the Company has approved seeking the delisting of the ADSs from the Nasdaq Global Select Market by filing a Form 25 with the SEC (the “Delisting”), such Delisting to be effective as of January 29, 2021. Upon the Delisting, the ADSs will no longer be tradeable and there will be no listing of any securities of the Company on any stock exchange in the United States or elsewhere.

8.
The Board of Directors of the Company has also approved the termination of the Deposit Agreement (“Deposit Agreement”) with Deutsche Bank Trust Company Americas (the “ADS Depositary”), pursuant to which the ADSs were issued, effective as of January 29, 2021. Thereafter, the ADS Depositary will no longer provide any other services in respect of the ADSs, including registration of any transfers of ADSs.

9.
A holder of ADSs tendering ADSs in the Offer will not bear any cancellation fees payable to the Depositary and/or Hong Kong stamp duty.  Cancellation fees payable to the Depositary and/or stamp duty on transfer of Class A Ordinary Shares will apply in other situations, as described in the Offer to Purchase.

10.
Any surrender of ADSs and corresponding withdrawal of Class A Ordinary Shares under the Deposit Agreement will be subject to a cancellation fee of $0.05 per ADS payable to the ADS Depositary and Hong Kong stamp duty of 0.2% of the value of the underlying Class A Ordinary Shares (to be borne by the holder), and any subsequent tender of Class A Ordinary Shares (but not ADSs) in the Offer would be subject to Hong Kong stamp duty of 0.2% of the value of the underlying Class A Ordinary Shares (of which 0.1% of the value of the underlying Class A Ordinary Shares would be borne by Purchaser).

11.
Acting upon the unanimous recommendation of an independent board committee comprised solely of independent and disinterested directors, the Board of Directors of the Company has recommended that holders of Class A Ordinary Shares and ADSs accept the Offer and tender their Class A Ordinary Shares or ADSs to Purchaser pursuant to the Offer, as applicable.

A tender of ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the Offer. An envelope in which to return your instructions to us is enclosed for your convenience.
THE MATERIALS RELATING TO THE OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the Offer to Purchase.
You may request additional information or copies of the Offer to Purchase and ADS Letter of Transmittal from the Information Agent at its address and telephone number set forth below.

MacKenzie Partners, Inc.
1407 Broadway
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com

INSTRUCTION FORM WITH RESPECT TO
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING CLASS A ORDINARY SHARES INCLUDING CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
WANDA SPORTS GROUP COMPANY LIMITED
AT
$1.70 PER CLASS A ORDINARY SHARE
AND
$2.55 PER AMERICAN DEPOSITARY SHARE
BY
WANDA SPORTS & MEDIA (HONG KONG) HOLDING CO. LIMITED
PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 23, 2020
The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all Class A Ordinary Shares/ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

For ADS
Number of ADSs to be Tendered:	SIGN HERE

ADS*
Signature(s)
Account Number:
Name(s)
Dated ____________
Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number